Exhibit 99.1

Soluna Strengthens Texas Presence with New 120MW Wind-Powered Data Center Project

Signed Term Sheet Expected to Unlock Scalable, Sustainable Computing in Cameron County with Project Hedy

Albany, NY – April 8, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced today that it has signed a term sheet for power for Project Hedy, a new 120 MW data center co-located with a 200 MW wind farm in South Texas.

The wind farm is owned by a new power partner–a multinational conglomerate that focuses on developing and managing sustainable infrastructure solutions, with a strong emphasis on renewable energy, water management, and services, aiming to contribute to a low-carbon economy and a better planet.

This agreement marks a significant milestone in Soluna’s mission to integrate computing with renewable energy. Project Hedy will be developed in two 60 MW phases, strategically leveraging excess wind energy to power Bitcoin mining, AI, and machine learning workloads while supporting grid stability in the Electric Reliability Council of Texas, Inc. (ERCOT).

With Project Hedy, Soluna is expected to have over 598 MW of data center capacity in operation, construction, or development.

Project	Location	Power Source	Size (MW)	Model	Status
Dorothy 1A	TX	Wind	25	BTC Hosting	Operating
Dorothy 1B	TX	Wind	25	BTC Mining	Operating
Sophie	KY	Grid	25	BTC Hosting	Operating
Dorothy 2	TX	Wind	48	BTC Hosting	Construction
Grace	TX	Wind	2	AI Hosting/Cloud	Development
Kati	TX	Wind	166	BTC Hosting / AI	Shovel Ready
Rosa	TX	Wind	187	BTC Hosting / AI	Development
Hedy	TX	Wind	120	BTC Hosting / AI	Development

“This is another step forward in proving that flexible, large-scale computing can help renewable energy assets reach their full potential,” said John Belizaire, CEO of Soluna Holdings, Inc. “We’re excited to partner with and leverage the exceptional wind resources of Cameron County to power sustainable AI and Bitcoin mining at scale.”

“In an environment where there is an ever-growing need for sustainable energy to power AI, we are one of the few companies using an innovative approach to unlock this precious resource,” continued Belizaire.

With Project Hedy, Soluna continues its tradition of naming projects after women who have made significant contributions to science and technology. The project is named after Hedy Lamarr, the Austrian-American inventor and actress whose pioneering work in frequency-hopping technology laid the foundation for modern wireless communication.

As Soluna progresses with Project Hedy, the company will focus on finalizing definitive power purchase agreements, land agreements, and the ERCOT planning process.

For more information, visit www.solunacomputing.com

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the development of Project Hedy and our expectations with respect to the amount of renewable energy capacity Project Hedy will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io